Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

PROTONIQ Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one-half of one redeemable warrant, and one right to acquire one-tenth of one Class A ordinary share (2)		11,500,000 units	$10.00	$115,000,000	$92.70 per million	$10,660.50
	Equity	Class A ordinary shares included as part of the units (3)		11,500,000 shares				(4)
	Equity	Redeemable warrants included as part of the units (3)		5,750,000 warrants				(4)
	Equity	Rights included as part of the units (3)		11,500,000 rights				(4)
	Equity	Class A ordinary shares underlying the rights included as part of the units		1,150,000 shares	$10.00	$11,500,000	$92.70 per million	$1,066.05
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$126,500,000		$11,726.55
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$11,726.55

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares, 750,000 redeemable warrants, and 1,500,000 rights which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).